Exhibit 99.1

Wolfspeed Announces Conditional 30-Year, $1.5 Billion Loan Commitment

from U.S. Department of War to Advance Domestic Wide Bandgap Supply Chain

Represents another significant step in Wolfspeed’s long-term financing and plan to strengthen its domestic wide bandgap semiconductor technology platform

DURHAM, N.C. — October 7, 2026 — Wolfspeed, Inc. (NYSE: WOLF) today announced it has received a conditional loan commitment letter from the U.S. Department of War (“DoW”), through its Office of Strategic Capital (“OSC”), for up to $1.5 billion of long-term financing to support the domestic development and production of silicon carbide (SiC) materials and wide bandgap power devices, with an additional focus on U.S. national security applications.

Beyond supporting the domestic wide bandgap supply chain, which is critical to the U.S. defense and economic industrial base, the $1.5 billion commitment will advance key DoW initiatives. Specifically, Wolfspeed plans to use the financing to, without limitation, upgrade its gallium nitride (GaN) epitaxy capabilities for next generation communications infrastructure and electronic warfare systems and develop radiation-hardening capabilities for its current SiC and future GaN products.

“SiC and GaN have critical national security applications,” said Robert Feurle, Chief Executive Officer of Wolfspeed. “With this financing, the company would be well positioned to not only continue to serve the DoW but also expand its capabilities for the benefit of U.S. national security as a whole.”

Wolfspeed believes that SiC and related semiconductor technologies are critical to next generation power and radio-frequency applications across defense, aerospace, AI, critical infrastructure and other strategic commercial markets. Building on Wolfspeed’s differentiated silicon carbide technology and intellectual property, and domestic manufacturing footprint in North Carolina, New York and Arkansas, the potential financing is expected to advance a multi-year program to:

•	Strengthen Wolfspeed’s domestic silicon carbide materials and power-device leadership;

•	Establish, expand, and/or onshore domestic low-voltage and/or high-voltage GaN power device production capabilities;

•	Advance GaN-on-SiC radio-frequency epitaxial wafer technology; and

•	Develop domestic radiation-hardening capabilities.

“We believe the scale and 30-year tenor of this conditional commitment reflects the long-term importance of the technology and manufacturing capabilities Wolfspeed has built in the United States,” said Robert Feurle, Chief Executive Officer of Wolfspeed. “This financing would strengthen our continued advancement of silicon carbide materials and wide bandgap power devices, reinforcing our efforts to build a more resilient U.S. semiconductor and defense industrial base.”

Transaction Details

The conditional commitment letter contemplates a senior secured delayed-draw term loan facility of up to $1.5 billion. “This conditional 30-year commitment represents another significant milestone in our ongoing efforts to optimize Wolfspeed’s capital structure and improve our financial foundation,” said Gregor van Issum, Chief Financial Officer of Wolfspeed. “Subject to the satisfaction of diligence, negotiation of definitive agreements, and other financial, legal, and investment conditions, the broader commitment is expected to provide additional long-dated capital to support our strategic priorities, improve financial flexibility, and further position Wolfspeed for long-term value creation.”

In connection with the potential financing and subject to the negotiation and execution of definitive agreements, Wolfspeed would be required to issue to the DoW VWAP-based warrants to purchase, in the aggregate, up to 7.5% of Wolfspeed’s fully diluted equity, with the warrants issuable pro rata as and when financing tranches are funded.

The execution of the definitive agreements and consummation of the potential financing are subject to substantial due diligence and numerous conditions, the negotiation and finalization of agreements, significant closing conditions, governmental authorizations and approvals, appropriations and required third-party consents. There can be no assurance that definitive agreements will be executed or that any financing will be provided. Additional details are available in Wolfspeed’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power some of the world’s most disruptive innovations. As pioneers of silicon carbide, and creators of an advanced semiconductor technology, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It RealTM. Learn more at www.wolfspeed.com.

Forward-Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this press release that are not historical are forward-looking statements, including statements regarding the conditional loan commitment from the U.S. Department of War, the potential loan facility and the expected terms and conditions thereof, the anticipated use of proceeds, the potential impact of the anticipated financing on Wolfspeed’s business, financial condition and results of operations, the expected issuance of warrants to the U.S. Department of War and the terms thereof, and Wolfspeed’s program to advance silicon carbide and related semiconductor technologies. Actual results could differ materially due to a number of factors, including but not limited to, due diligence by OSC; Wolfspeed’s ability to successfully negotiate and execute the definitive agreements and the timing and the consummation of the financing on the terms contemplated by the commitment letter, or at all; potential variations between the commitment letter and the definitive agreements; Wolfspeed’s ability to satisfy the conditions necessary to enter into the definitive agreements and to the funding of each tranche, including, among other things, the obtainment of satisfactory amendments or waivers to agreements governing certain of Wolfspeed’s existing indebtedness; Wolfspeed’s ability to comply with the financial and other covenants and conditions expected to be contained in the definitive agreements; the continuing authorization or approvals of relevant authorities of the U.S. government; the potential for future amendments or modifications to the terms contemplated within the potential financing; the impact the potential financing will have on Wolfspeed’s operations and the impact on Wolfspeed’s operations if it does not receive any financing in connection with the contemplated transaction; risks associated with Wolfspeed’s strategic plans, including cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; Wolfspeed’s ability to complete development and commercialization of products under development; and other factors discussed in Wolfspeed’s filings with the Securities and Exchange Commission (the “SEC”), including Wolfspeed’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026, Current Report on Form 8-K filed today with the SEC and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this press release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Source: Wolfspeed, Inc.